UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 29, 2025

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

california	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Pkwy, Suite 1400, Las Vegas, NV 89169
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPSS	The Nasdaq Stock Market LLC (Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

Non-Equity Incentive Plan Compensation

The Compensation Committee of the Board of Directors of Consumer Portfolio Services, Inc. (“Company”) has evaluated and approved the non-equity incentive plan payment amounts earned under the Executive Management Bonus Plan for each of the named executive officers for fiscal year ended December 2024 (“FY2024”).

The other compensation of the Company’s named executive officers for FY2024 was previously reported by the Company in the Summary Compensation Table included in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2025 (the “2024 10-K”). However, as of the date of the filing of the 2024 10-K, non-equity incentive plan payment amounts for FY2024 had not been determined and, therefore, were omitted from the Summary Compensation Table in the 2024 10-K.

In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table, which includes the final non-equity incentive plan compensation payment amounts and each such named executive officer’s total compensation amount for FY2024.

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Summary Compensation Table

Name and Principal Position (1)	Year	Salary	Non-Equity Incentive Plan Compensation(2)	Option Awards (3)	All Other Compensation (4)	Total
Charles E. Bradley, Jr.	2024	$995,000	$3,130,000	$–	$40,611	$4,165,611
Chief Executive Officer	2023	995,000	3,005,000	–	342	4,000,342
	2022	995,000	3,980,000	5,885,850	351	10,861,201

Michael T. Lavin	2024	470,000	443,680	–	47,158	960,838
President	2023	452,000	582,063	–	342	1,034,405
& Chief Operating Officer	2022	411,000	575,000	448,200	351	1,434,551

Danny Bharwani	2024	386,000	444,929	–	44,871	875,800
Executive Vice President	2023	371,000	385,655	–	342	756,997
& Chief Financial Officer	2022	331,000	324,000	298,800	351	954,151

Teri L. Robinson	2024	386,000	428,717	–	2,342	817,059
Executive Vice President	2023	386,000	413,406	–	342	799,748
- Sales & Originations	2022	368,000	401,000	298,800	351	1,068,151

Christopher Terry	2024	374,000	298,452	–	9,534	681,986
Executive Vice President
- Risk, Systems, & IT

(1)	Mr. Terry qualified as a named executive officer pursuant to Item 402 of Regulation S-K beginning for the year 2024.
(2)

Amounts reported for FY2024 in this column comprise non-equity incentive plan compensation earned in 2024 and paid or granted in 2025. For the chief executive officer, such payments were based on the Compensation Committee’s evaluation of the chief executive officer meeting as many as possible of several objectives within the year 2024. For FY2024, the objectives and their weightings are as follows: (I) to meet or exceed the Company’s quarterly budget (25% each quarter, total of 100%), (II) to execute four rated securitization transactions (25% each, 100% total), (III) to increase the Company’s annual originations of receivables to each of four targets (up to 100% in the aggregate, creditable pro rata for reaching target amounts of $1.3 billion, $1.4 billion, $1.5 billion, and $1.6 billion), (IV) to decrease core operating expenses by up to 1% (up to 100%, creditable pro rata for the portion of the 1% achieved), (V) to raise $50 million in a new residual financing deal (50%) (VI) to obtain up to a $600 million forward flow contract purchase agreement, (VII) and to cause the Company’s common stock to trade in excess of each of four targets (100% in the aggregate, creditable in increments of 25% for reaching prices of $10.00, $11.00, $12.00, and $13.00 per share). The total of the seven weightings is 650%; accordingly, the target and maximum possible value to chief executive officer of the award was 650% of his base salary for 2024.

The factors applied in determining the FY2024 amount of the non-equity incentive plan payment amount for the executive vice presidents of the Company, including the named executive officers Mr. Bharwani, Ms. Robinson, and Mr. Terry, are: (I) skills and performance, 35%, (II) one individual objective, 14%, (III) subjective evaluation of that executive’s department, 42%, (IV) Company performance, 28% and (V) discretionary allocation recommended by the chief executive officer and approved by the Compensation Committee, 21%, representing a maximum payment amount of 140% of base compensation. The same factors are used in determining the FY2024 non-equity incentive plan payment amount for the president, Mr. Lavin, and the numerical scores assigned to each of these factors are 40%, 16%, 48%, 32%, and 24%, respectively, representing a maximum payment amount of 160% of base compensation for the president.

(3)	Represents the dollar value accrued for financial accounting purposes in connection with the grant of such options, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and SFAS 123R. Value was estimated using a Black-Scholes model for 2022. For the options granted on January 24, 2022, (comprising 750,000 options granted to Mr. Bradley), the weighted average fair value per option was $5.8558, based on assumptions of 4.11 years expected life, expected volatility of 75.26%, and a risk-free rate of 1.43%. For the options granted on June 24, 2022, (comprising all of the other options granted to named executive officers in 2022), the weighted average fair value per option was $4.98, based on assumptions of 4.11 years expected life, expected volatility of 75.15%, and a risk-free rate of 3.13%.
(4)	For 2024, includes premiums paid by the Company for group life insurance and employer matching contributions under the Company’s defined contribution plan. Additionally, the amounts include a (i) cash-out of accrued vacation time of $38,269, $26,423 and $22,269 to Messrs. Bradley, Lavin, and Bharwani, respectively and (ii) a car allowance of $16,077 and $20,260 for Messrs. Lavin and Bharwani, respectively and (iii) gym membership fees of $2,316 for Mr. Lavin.

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Chief Executive Officer Pay Ratio

The Dodd-Frank Reform and Consumer Protection Act includes a mandate that public companies disclose the ratio of the compensation of their chief executive officer to their median employee (“CEO Pay Ratio”). The CEO Pay Ratio for FY2024 was not included in the Company’s 2024 10-K because it was not yet calculable at that time because the chief executive officer’s FY2024 non-equity incentive plan compensation award had not yet been determined, and thus his total compensation needed to calculate the CEO Pay Ratio was not yet available.

Our chief executive officer-median employee pay ratio calculation for FY2024 is 55.5 to 1. We determined the pay ratio by dividing the total FY2024 compensation of the chief executive officer, Charles E. Bradley, Jr., as disclosed in the Summary Compensation Table above by the total FY2024 compensation of the median employee, using the same components of compensation as used in the Summary Compensation Table for the chief executive officer.

We previously reviewed the compensation of all employees who were employed on December 31, 2023, and identified the median-compensated employee for the year then ended using 2023 W-2 gross wages. This median-compensated employee was used to calculate the CEO Pay Ratio for the 2023 fiscal year. It is no longer appropriate to use that median-compensated employee identified for FY2024 because their employment terminated with the Company in early 2024. Accordingly, for FY2024, the registrant has identified another employee whose compensation is substantially similar to the original median-compensated employee based on the compensation measure used to select the original median-compensated employee.

We then computed the ratio by reference to that employee’s total compensation for the year 2024, which was $75,054. The total compensation of the chief executive officer in FY2024 was $4,165,611.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: May 5, 2025	By: /s/ Denesh Bharwani
Denesh Bharwani Executive Vice President Signing on behalf of the registrant

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